Investor Contacts: Rusty Cloutier
  President & CEO  or
  Jim McLemore, CFA
  Sr. EVP & CFO
  337.237.8343

Media Contact:      Alex Calicchia
 Chief Marketing Officer
 337.593.3008

MidSouth Bancorp, Inc. Reports Second Quarter 2010 Results
•	Strong Capital Position with Total Risk Weighted Capital of 21.76%
•	Net Earnings Available to Common Shareholders Increased 113% Year-Over-Year
•	FTE Net Interest Margin of 4.73% and NPAs/Total Assets a Modest 2.29%

LAFAYETTE, LA., July 27, 2010/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) today reported net earnings available to common shareholders of $951,000 for the second quarter of 2010, an increase of 113% compared to net earnings available to common shareholders of $446,000 reported for the second quarter of 2009, and a decrease of 16.3% compared to $1,136,000 in net earnings available to common shareholders for the first quarter of 2010.  Diluted earnings for the second quarter of 2010 were $0.10 per common share, an increase of 42.9% from $0.07 per common share reported for the second quarter of 2009, and a decrease of 16.7% from $0.12 per common share reported for the first quarter of 2010.

For the six months ended June 30, 2010, net income available to common shareholders totaled $2,087,000, a 48.9% increase from earnings of $1,402,000 for the first six months of 2009.  Diluted earnings per share were $0.22 for the first six months of 2010, compared to $0.21 for the first six months of 2009.

Total assets at June 30, 2010 were $971.8 million, compared to $972.1 million in total assets reported at December 31, 2009.  Total loans were $586.1 million at June 30, 2010 compared to $585.0 million at year-end 2009 and deposits totaled $769.9 million as of June 30, 2010, compared to $773.3 million on December 31, 2009.  In linked-quarter comparison, total loans increased $9.8 million from $576.3 million at March 31, 2010, primarily in commercial and industrial loans.

MidSouth’s leverage capital ratio increased to 14.35% at June 30, 2010 from 13.95% at December 31, 2009.  Tier 1 risk-weighted capital and total risk-weighted capital ratios were 20.51% and 21.76% at June 30, 2010, compared to 19.34% and 20.54% at December 31, 2009 respectively.

Second quarter net earnings available to common shareholders compared to the same period for the prior year were positively impacted by a $600,000 decrease in the provision for loan losses,  which offset a $326,000 increase in tax expense.  Quarterly revenues, defined as net interest income and non-interest income, increased $268,000 in quarterly comparison.  Net interest income increased $102,000 as a decrease in interest expense on deposits and borrowings exceeded the decrease in interest income from earning assets.  Non-interest income increased $166,000, primarily due to increases of $66,000 in letters of credit income, $59,000 in ATM/debit card income and $34,000 in service charges on deposit accounts.  Non-interest expense increased $37,000 in quarterly comparison as increases primarily consisting of $259,000 in marketing costs, $180,000 in expenses on other real estate owned (“OREO”), $101,000 in data processing costs, $92,000 in ATM and debit card expenses, and $87,000 in professional and consulting fees were offset by decreases of $334,000 in salaries and benefit costs and $415,000 in FDIC assessments.  The significant decrease in FDIC premiums is due to the one-time assessment recorded in the second quarter of 2009.  The decrease in salaries and benefit costs resulted primarily from a $313,000 decrease in group health insurance expense as MidSouth’s partially self-funded group health insurance plan experienced a lower amount of insurance claims for the first six months of 2010 compared to the first six months of 2009.

C. R. “Rusty” Cloutier, President and Chief Executive Officer, commenting on earnings results noted, “We are pleased to report an increase in earnings and loans this quarter despite the continued challenges we face with the effects of the oil spill in the Gulf of Mexico and the current economic environment.  Throughout these challenges, we remain committed to meeting the needs of our commercial and retail customers.  We are also committed to seeking growth opportunities that will increase our franchise value for shareholders, customers, and employees.”

In linked-quarter comparison, net earnings available to common shareholders decreased $185,000, primarily due to a $435,000 increase in non-interest expense and a $350,000 increase in the provision for loan losses recorded for the second quarter of 2010.  The increase in provision expense this quarter was primarily due to an increase in specific reserves on one large nonaccrual real estate credit resulting from the revaluation of the underlying collateral.  Provisions totaling $1.5 million were expensed for the second quarter of 2010, compared to the $1.15 million recorded in the first quarter of 2010.  The $435,000 increase in non-interest expense resulted primarily from increases of $236,000 in marketing costs, $129,000 in professional and consulting fees, $116,000 in expenses on OREO, $100,000 in occupancy expenses, and $75,000 in ATM and debit card expenses.  The increases in these non-interest expense categories were partially offset by a $313,000 decrease in salaries and benefits.  Net interest income increased $124,000 in linked-quarter comparison and non-interest income increased $383,000, primarily in service charges and other non-interest income on deposit accounts.

In year-to-date comparison, a $495,000 reduction in non-interest expenses, a $450,000 decrease in the provision for loan losses and a $277,000 increase in non-interest income had a positive impact on earnings.  A $124,000 decrease in net interest income and a $391,000 increase in tax expense lowered the impact to net a $685,000 increase in net income available to common shareholders for the six months ended June 30, 2010 compared to the six months ended June 30, 2009.  The $495,000 reduction in non-interest expenses was primarily driven by a $401,000 decrease in FDIC premiums related to the one-time assessment recorded in the second quarter of 2009.  Increases in marketing, professional and consulting fees, and OREO expenses were offset by reductions in several non-interest expense categories.  The $277,000 improvement in non-interest income was primarily driven by increases in service charges on deposit accounts and ATM and debit card income.

Asset Quality. Nonaccrual loans totaled $19.8 million as of June 30, 2010, compared to $15.7 million as of June 30, 2009 and $20.4 million as of March 31, 2010.  The increase in nonaccruals year-over-year resulted primarily from the addition of a $4.1 million commercial loan in the first quarter of 2010.  The loan is well collateralized and secured primarily by a marine vessel.  Of the remaining $15.7 million in nonaccrual loans, $11.3 million, or 72.0%, represented two large commercial real estate loan relationships in the Baton Rouge market.  Loans past due 90 days or more and still accruing totaled $1.5 million at June 30, 2010, an increase of $0.7 million over June 30, 2009 and an increase of $1.0 million from March 31, 2010.  Total nonperforming assets to total assets were 2.29% at June 30, 2010, compared to 1.89% at June 30, 2009 and 2.25% at March 31, 2010.  One commercial loan totaling $1.2 million was classified as a troubled debt restructuring during the second quarter of 2010 due to a reduction in monthly payments granted to the borrower.

Allowance coverage for nonperforming loans was 39.90% at June 30, 2010, compared to 48.85% at June 30, 2009 and 37.93% at March 31, 2010.  Annualized net charge-offs were 0.75% of total loans for the second quarter of 2010 compared to 0.90% for the second quarter of 2009 and 0.85% for the first quarter of 2010.  The ALLL/total loans ratio was 1.45% for quarter ended June 30, 2010, compared to 1.35% at June 30, 2009 and 1.37% at March 31, 2010.

Mr. Cloutier, commenting on MidSouth’s asset quality, remarked “It is certainly too early to tell what effect the oil spill in the Gulf and the moratorium on deepwater drilling will ultimately have on our asset quality.  We did not see any meaningful change in nonperforming assets in the second quarter.  Also, we saw no significant change in internally criticized or classified loans compared to the first quarter.  Furthermore, several large credits that were experiencing significant difficulty at the end of the first quarter have seen improvement in the second quarter as the clean-up efforts in the Gulf have translated into improved cash flow for the underlying businesses.”

Net Interest Income.   Fully taxable-equivalent (“FTE”) net interest income totaled $10.43 million for the second quarter of 2010, an increase of 0.5%, or $56,000, from the $10.38 million reported for the second quarter of 2009.  The increase in FTE net interest income resulted primarily from a 45 basis point reduction in the average rate paid on interest-bearing liabilities, from 1.63% at June 30, 2009 to 1.18% at June 30, 2010.  The $669,000 reduction in interest expense offset a $613,000 decrease in interest income on earning assets for the period.  Interest income on loans declined due to a $14.4 million decrease in the average volume and an 8 basis point decrease in the average yield on loans in quarterly comparison. Interest income on investments decreased as the impact of the 150 basis point decline in the average yield on investments offset a $67.5 million increase in the average volume.  Investments yields declined throughout 2009 as cash flows from maturing and called securities earning higher yields were reinvested primarily in lower-yielding shorter-term agency bonds.  Investment yields were further impacted by an increase in cash held overnight earning interest at a rate of 25 basis points or less.  As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 19 basis points, from 4.92% for the second quarter of 2009 to 4.73% for the second quarter of 2010.

In year-to-date comparison, FTE net interest income decreased $221,000 as interest income from loans and investments decreased $1.5 million, partially offset by a $1.3 million reduction in interest expense.  The decrease in interest income on average earning assets resulted primarily from a 64 basis point decline in the average yield earned on interest earning assets, from 6.28% at June 30, 2009 to 5.64% at June 30, 2010, driven by lower investment yields.  An average volume increase of $42.3 million in average earning assets partially offset the impact of lower yields.  Interest expense decreased primarily due to a 45 basis point reduction in the average rate paid on interest-bearing liabilities, from 1.67% at June 30, 2009 to 1.22% at June 30, 2010, driven by a decrease in the average rate paid on interest-bearing deposits.  As a result, the taxable-equivalent net interest margin declined 29 basis points, from 5.03% for the six months ended June 30, 2009 to 4.74% for the six months ended June 30, 2010.

In linked-quarter comparison, FTE net interest income increased $112,000, with increased loan volume and decreased interest expense from lowered deposit rates offsetting decreased interest income on earning assets due to lower yields.  Balance sheet and yield changes in linked-quarter comparison resulted in a 1 basis point decrease in the FTE net interest margin, from 4.74% at March 31, 2010 to 4.73% at June 30, 2010.

About MidSouth Bancorp, Inc.
MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana with assets of $972 million as of June 30, 2010.  Through our wholly owned subsidiary, MidSouth Bank, N.A., we offer a full range of banking services to commercial and retail customers in south Louisiana and southeast Texas.  MidSouth Bank has 35 locations in Louisiana and Texas and more than 50 ATMs.

Forward-Looking Statements  Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding future results, changes in the local and national economy including the Gulf oil spill and deepwater drilling moratorium, the work-out of nonaccrual loans and potential acquisitions.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverages, and changes in the U.S. Treasury’s Capital Purchase Program; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 16, 2010 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	June 30,		%	March 31,	%
EARNINGS DATA	2010	2009	Change	2010	Change
Total interest income	$11,929	$12,496	-4.5%	$11,939	-0.1%
Total interest expense	1,905	2,574	-26.0%	2,039	-6.6%
Net interest income	10,024	9,922	1.0%	9,900	1.3%
FTE net interest income	10,434	10,378	0.5%	10,322	1.1%
Provision for loan losses	1,500	2,100	-28.6%	1,150	30.4%
Non-interest income	4,024	3,858	4.3%	3,641	10.5%
Non-interest expense	11,169	11,132	0.3%	10,734	4.1%
Net earnings before income taxes	1,379	548	151.6%	1,657	-16.8%
Provision for income tax	129	(197)	165.5%	222	-41.9%
Net income	1,250	745	67.8%	1,435	-12.9%
Dividends on preferred stock	299	299	0.0%	299	0.0%
Net income available to common shareholders	$951	$446	113.2%	$1,136	-16.3%

PER COMMON SHARE DATA
Basic earnings per share	$0.10	$0.07	42.9%	$0.12	-16.7%
Diluted earnings per share	0.10	0.07	42.9%	0.12	-16.7%
Quarterly dividends per share	0.07	0.07	0.0%	0.07	0.0%
Book value at end of period	11.97	11.28	6.1%	11.87	0.8%
Tangible book value at period end	11.00	9.84	11.8%	10.90	0.9%
Market price at end of period	12.77	16.80	-24.0%	16.50	-22.6%
Shares outstanding at period end (1)	9,725,252	6,618,220	46.9%	9,723,268	0.0%
Weighted average shares outstanding
Basic	9,707,299	6,589,264	47.3%	9,694,617	0.1%
Diluted	9,729,421	6,607,366	47.3%	9,720,055	0.1%

AVERAGE BALANCE SHEET DATA
Total assets	$967,869	$926,878	4.4%	$969,292	-0.1%
Loans and leases	581,565	595,955	-2.4%	579,464	0.4%
Total deposits	764,665	765,200	-0.1%	765,612	-0.1%
Total common equity (1)	116,136	75,603	53.6%	115,350	0.7%
Total tangible common equity	106,694	66,048	61.5%	105,882	0.8%
Total equity (2)	135,423	94,692	43.0%	134,588	0.6%

SELECTED RATIOS	6/30/2010	6/30/2009		3/31/2010
Annualized return on average assets	0.39%	0.19%	105.3%	0.48%	-18.8%
Annualized return on average tangible common equity	3.58%	2.71%	32.1%	4.35%	-17.7%
Average loans to average deposits	76.05%	77.88%	-2.3%	75.69%	0.5%
Taxable-equivalent net interest margin	4.73%	4.92%	-3.9%	4.74%	-0.2%
Leverage capital ratio (1) (2)	14.35%	10.63%	35.0%	14.29%	0.4%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	1.45%	1.35%	7.4%	1.37%	5.8%
Nonperforming assets to total equity + ALLL	15.46%	17.17%	-10.0%	15.34%	0.8%
Nonperforming assets to total loans, other real estate
owned and other foreclosed assets	3.80%	2.93%	29.7%	3.79%	0.3%
Annualized net YTD charge-offs to total loans	0.75%	0.90%	-16.9%	0.85%	-12.2%

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share.
On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional 405,000 of common stock at $12.75.
(2) On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added $20 million in capital in the form of preferred stock.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	June 30,	June 30,	%	March 31,	December 31,
	2010	2009	Change	2010	2009
Assets
Cash and cash equivalents	$36,291	$39,653	-8.5%	$56,895	$23,350
Securities available-for-sale	277,707	204,918	35.5%	262,196	271,808
Securities held-to-maturity	1,588	3,668	-56.7%	2,068	3,043
Total investment securities	279,295	208,586	33.9%	264,264	274,851
Time deposits held in banks	10,060	21,023	-52.1%	15,060	26,122
Other investments	5,068	4,429	14.4%	4,899	4,902
Total loans	586,062	596,114	-1.7%	576,250	585,042
Allowance for loan losses	(8,471)	(8,039)	5.4%	(7,917)	(7,995)
Loans, net	577,591	588,075	-1.8%	568,333	577,047
Premises and equipment	37,213	39,580	-6.0%	37,955	38,737
Goodwill and other intangibles	9,431	9,540	-1.1%	9,457	9,483
Other assets	16,832	13,308	26.5%	17,548	17,650
Total assets	$971,781	$924,194	5.1%	$974,411	$972,142

Liabilities and Stockholders' Equity
Non-interest bearing deposits	177,840	185,332	-4.0%	175,861	175,173
Interest-bearing deposits	592,067	577,320	2.6%	594,586	598,112
Total deposits	769,907	762,652	1.0%	770,447	773,285
Securities sold under agreements to repurchase and other short term borrowings	44,668	45,809	-2.5%	48,146	48,758
Junior subordinated debentures	15,465	15,465	0.0%	15,465	15,465
Other liabilities	6,018	6,470	-7.0%	5,634	5,357
Total liabilities	836,058	830,396	0.7%	839,692	842,865
Total shareholders' equity (1)	135,723	93,798	44.7%	134,719	129,277
Total liabilities and shareholders' equity	$971,781	$924,194	5.1%	$974,411	$972,142

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share. On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional additional 405,000 of common stock at $12.75. On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added $20 million in capital.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Six Months Ended
EARNINGS STATEMENT	June 30,		%	June 30,		%
	2010	2009	Change	2010	2009	Change

Interest income	$11,929	$12,496	-4.5%	$23,868	$25,290	-5.6%
Interest expense	1,905	2,574	-26.0%	3,944	5,242	-24.8%
Net interest income	10,024	9,922	1.0%	19,924	20,048	-0.6%
Provision for loan losses	1,500	2,100	-28.6%	2,650	3,100	-14.5%
Service charges on deposit accounts	2,610	2,577	1.3%	5,058	4,965	1.9%
Other charges and fees	1,414	1,281	10.4%	2,607	2,423	7.6%
Total non-interest income	4,024	3,858	4.3%	7,665	7,388	3.7%
Salaries and employee benefits	4,938	5,272	-6.3%	10,188	10,752	-5.2%
Occupancy expense	2,284	2,295	-0.5%	4,532	4,629	-2.1%
FDIC premiums	337	752	-55.2%	652	1,053	-38.1%
Other non-interest expense	3,610	2,813	28.3%	6,531	5,964	9.5%
Total non-interest expense	11,169	11,132	0.3%	21,903	22,398	-2.2%
Income before income taxes	1,379	548	151.6%	3,036	1,938	56.7%
Provision for income taxes	129	(197)	165.5%	351	(40)	977.5%
Net earnings	1,250	745	67.8%	2,685	1,978	35.7%
Dividends on preferred stock	299	299	0.0%	598	576	3.8%
Net earnings available to common shareholders	$951	$446	113.2%	$2,087	$1,402	48.9%

Earnings per common share, diluted	$0.10	$0.07	42.9%	$0.22	$0.21	4.8%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Second	First	Fourth	Third	Second
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2010	2010	2009	2009	2009
Interest income	$11,929	$11,939	$12,253	$12,498	$12,496
Interest expense	1,905	2,039	2,412	2,566	2,574
Net interest income	10,024	9,900	9,841	9,932	9,922
Provision for loan losses	1,500	1,150	1,350	1,000	2,100
Net interest income after provision for loan loss	8,524	8,750	8,491	8,932	7,822
Total non-interest income	4,024	3,641	3,686	3,972	3,858
Total non-interest expense	11,169	10,734	10,969	11,326	11,132
Income before income taxes	1,379	1,657	1,208	1,578	548
Income taxes (benefit)	129	222	18	147	(197)
Net income	1,250	1,435	1,190	1,431	745
Dividends on preferred stock	299	299	300	299	299
Net income available to common shareholders	$951	$1,136	$890	$1,132	$446

Earnings per share, diluted	$0.10	$0.12	$0.13	$0.17	$0.07

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	June 30,	June 30,	%	March 31,	December 31,
	2010	2009	Change	2010	2009

Commercial, financial, and agricultural	$196,024	$202,360	-3.1%	$189,127	$192,347
Lease financing receivable	5,956	7,538	-21.0%	6,398	7,589
Real estate - mortgage	271,339	242,595	11.8%	268,302	265,175
Real estate - construction	43,289	60,062	-27.9%	39,258	39,544
Installment loans to individuals	68,283	82,434	-17.2%	72,211	79,476
Other	1,171	1,125	4.1%	954	911

Total loans	$586,062	$596,114	-1.7%	$576,250	$585,042

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	June 30,	June 30,	%	March 31,	December 31,
	2010	2009	Change	2010	2009

Nonaccrual loans	$19,772	$15,664	26.2%	$20,362	$16,183
Loans past due 90 days and over	1,459	791	84.5%	508	378
Total nonperforming loans	21,231	16,455	29.0%	20,870	16,561
Other real estate owned	1,002	829	20.9%	927	792
Other foreclosed assets	65	203	-68.0%	81	51
Total nonperforming assets	$22,298	$17,487	27.5%	$21,878	$17,404

Troubled debt restructurings	$1,198	$-	100.0%	$-	$-

Nonperforming assets to total assets	2.29%	1.89%	21.2%	2.25%	1.79%
Nonperforming assets to total loans + OREO + other foreclosed assets	3.80%	2.93%	29.7%	3.79%	2.97%
ALLL to nonperforming loans	39.90%	48.85%	-18.3%	37.93%	48.28%
ALLL to total loans	1.45%	1.35%	7.4%	1.37%	1.37%

Year-to-date charge-offs	$2,325	$2,779	-16.3%	$1,281	$5,268
Year-to-date recoveries	151	132	14.4%	53	227
Year-to-date net charge-offs	$2,174	$2,647	-17.9%	$1,228	$5,041
Annualized net YTD charge-offs to total loans	0.75%	0.90%	-16.5%	0.85%	0.86%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	June 30, 2010			June 30, 2009
		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$143,652	$891	2.48%	$93,010	$1,001	4.30%
Tax-exempt securities	109,549	1,408	5.14%	115,933	1,553	5.36%
Other investments and interest-bearing deposits	27,670	48	0.69%	4,404	30	2.72%
Federal funds sold	2,152	1	0.18%	25,826	18	0.28%
Time deposits in other banks	19,425	62	1.28%	10,144	56	2.21%
Loans	581,565	9,929	6.85%	595,955	10,294	6.93%
Total interest earning assets	884,013	12,339	5.60%	845,272	12,952	6.15%
Non-interest earning assets	83,856			81,606
Total assets	$967,869			$926,878

Interest-bearing liabilities:
Deposits	$587,140	$1,424	0.97%	$575,103	2,040	1.42%
Repurchase agreements	46,292	238	2.06%	44,092	272	2.47%
Federal funds purchased	0	0	0.00%	1	0	0.00%
Other borrowings	0	0	0.00%	0	0	0.00%
Junior subordinated debentures	15,465	243	6.22%	15,465	262	6.70%
Total interest-bearing liabilities	648,897	1,905	1.18%	634,661	2,574	1.63%
Non-interest bearing liabilities	183,549			197,525
Shareholders' equity	135,423			94,692
Total liabilities and shareholders' equity	$967,869			$926,878

Net interest income (TE) and margin		$10,434	4.73%		$10,378	4.92%

Net interest spread			4.42%			4.52%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Six Months Ended			Six Months Ended
	June 30, 2010			June 30, 2009

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$147,910	$1,891	2.56%	$97,369	$2,148	4.41%
Tax-exempt securities	110,642	2,855	5.16%	117,868	3,166	5.37%
Other investments and interest-bearing
deposits	20,587	89	0.86%	4,357	62	2.85%
Federal funds sold	1,211	1	0.16%	13,774	19	0.27%
Time deposits in other banks	22,752	136	1.21%	9,610	131	2.75%
Loans	580,519	19,728	6.85%	598,354	20,693	6.97%
Total interest earning assets	883,621	24,700	5.64%	841,332	26,219	6.28%
Non-interest earning assets	84,937			83,157
Total assets	$968,558			$924,489

Interest-bearing liabilities:
Deposits	$591,353	$2,991	1.02%	$570,579	4,214	1.49%
Repurchase agreements	45,153	464	2.07%	36,371	472	2.62%
Federal funds purchased	491	2	0.81%	1,162	5	0.86%
Other borrowings	1,376	3	0.44%	9,326	23	0.50%
Junior subordinated debentures	15,465	484	6.22%	15,465	528	6.79%
Total interest-bearing liabilities	653,838	3,944	1.22%	632,903	5,242	1.67%
Non-interest bearing liabilities	179,712			197,989
Shareholders' equity	135,008			93,597
Total liabilities and shareholders' equity	$968,558			$924,489

Net interest income (TE) and margin		$20,756	4.74%		$20,977	5.03%

Net interest spread			4.42%			4.61%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in thousands except per share data)

	For the Quarter Ended
	June 30,	June 30,	March 31,
Per Common Share Data	2010	2009	2010

Book value per common share	$11.97	$11.28	$11.87
Effect of intangible assets per share	0.97	1.44	0.97
Tangible book value per common share	$11.00	$9.84	$10.90

Average Balance Sheet Data

Total equity	$135,423	$94,692	$134,588
Preferred equity	19,287	19,089	19,238
Total common equity	$116,136	$75,603	$115,350
Intangible assets	9,442	9,555	9,468
Tangible common equity	$106,694	$66,048	$105,882

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial
Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.